EXHIBIT 99(h)(6)


          ASSIGNMENT AND ASSUMPTION OF EXPENSE LIMITATION AGREEMENT

WHEREAS, the following investment companies ("Funds") :

o     Shadow Stock Fund, Inc.
o     Babson Enterprise Fund, Inc.
o     Babson Enterprise Fund II, Inc.
o     Babson Value Fund, Inc.
o     D. L. Babson Tax-Free Income Fund, Inc.
o     J&B Small-Cap International Fund, a separate portfolio of J&B Funds are being reorganized as the following separate portfolios (each, a "Successor Fund") of Tamarack Funds Trust, effective April 16, 2004:

o     Tamarack Microcap Value Fund
o     Tamarack Enterprise Fund
o     Tamarack Enterprise Small Cap Fund
o     Tamarack Value Fund
o     Tamarack Tax-Free Income Fund
o     Tamarack Small Cap International Fund

WHEREAS, David L. Babson Growth Fund, Inc. is being combined into RBC Large Cap Equity Fund (a separate portfolio of RBC Funds, Inc.), and, subsequent to this combination, RBC Large Cap Equity Fund is being reorganized as Tamarack Large Cap Equity Fund (also a "Successor Fund"), a separate portfolio of Tamarack Funds Trust, effective April 16, 2004;

WHEREAS, D.L. Babson Bond Trust -- Portfolio S, and D.L. Babson Bond Trust -- Portfolio L are being combined into RBC Quality Income Fund (a separate portfolio of RBC Funds, Inc.) , and, subsequent to this combination, RBC Quality Income Fund is being reorganized as Tamarack Quality Fixed Income Fund (also a "Successor Fund"), a separate portfolio of Tamarack Funds Trust, effective April 16, 2004;

WHEREAS, D.L. Babson Money Market Fund, Inc. is being combined into Great Hall Prime Money Market Fund (a separate portfolio of Great Hall Investment Funds, Inc.) , and, subsequent to this combination, Great Hall Prime Money Market Fund is being reorganized as Tamarack Prime Money Market Fund (also a "Successor Fund"), a separate portfolio of Tamarack Funds Trust, effective April 16, 2004;

WHEREAS, Shadow Stock Fund, Inc., Babson Enterprise Fund, Inc., Babson Enterprise Fund II, Inc., Babson Value Fund, Inc., D.L. Babson Tax-Free Income Fund, Inc., David L. Babson Growth Fund, Inc., D.L. Babson Bond Trust and D.L. Babson Money Market Fund, Inc. ("Babson Funds") are parties to an Expense Limitation Agreement, dated May 1, 2003, with Jones & Babson, Inc. ("Babson Agreement") providing for an expense limitation applicable to the Babson Funds;

WHEREAS, J&B Funds is party to an Expense Limitation Agreement, dated May 1, 2003, with Jones & Babson, Inc. ("J&B Agreement") providing for an expense limitation applicable to J&B Small-Cap International Fund;

WHEREAS, the responsibilities under the Investment Advisory Agreements referred to in the Babson Agreement and the J&B Agreement ("Agreements") will be assumed by Voyageur Asset Management Inc. effective April 16, 2004;

WHEREAS, the parties to the Agreements wish to maintain the benefits of the Agreements for the Successor Funds following the reorganization; and


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WHEREAS, Voyageur Asset Management Inc. has agreed to assume the responsibilities of Jones & Babson, Inc. under the Agreements, effective April 16, 2004

NOW THEREFORE, the undersigned hereby agree to:

1. The assignment of (a) the Babson Funds' interest in the Babson Agreement and (b) J&B Small Cap International Fund's interest in the J&B Agreement to Tamarack Funds Trust on behalf of the Successor Funds, effective April 16, 2004, so that, subject to the revisions indicated in paragraph 3, the expense limits applicable to the Funds under the Babson Agreement and the J&B Agreement, respectively, shall continue to be applicable to the Successor Funds subsequent to April 16, 2004, for the remaining term specified in each Agreement and until each Agreement is terminated as provided in the respective Agreement; and

2. The assignment to, and assumption of, the responsibilities of Jones & Babson, Inc. under the Agreements to and by Voyageur Asset Management Inc., effective April 16, 2004, subject to the revisions indicated in paragraph 3; and

3. The entire Section 2, "Recoupment of Fee Waivers and Expense Reimbursements," of each Agreement shall be deleted effective April 16, 2004 and the succeeding Sections of the Agreement shall be renumbered accordingly.


Shadow Stock Fund, Inc.                 Babson Enterprise Fund, Inc.

By: ___________________________         By: ______________________________
Name: _________________________         Name: ____________________________
Title: ________________________         Title: ___________________________


Babson Enterprise Fund II, Inc.         Babson Value Fund, Inc.

By: ___________________________         By: ______________________________
Name: _________________________         Name: ____________________________
Title: ________________________         Title: ___________________________

D.L. Babson Tax-Free Income             David L. Babson Growth Fund, Inc.
Fund, Inc.

By: ___________________________         By: ______________________________
Name: _________________________         Name: ____________________________
Title: ________________________         Title: ___________________________

D.L. Babson Bond Trust                  D.L. Babson Money Market Fund, Inc.

By: ___________________________         By: ______________________________
Name: _________________________         Name: ____________________________
Title: ________________________         Title: ___________________________

J&B Funds

By: ___________________________
Name: _________________________
Title: ________________________


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Jones & Babson, Inc.                    Voyageur Asset Management Inc.

By: ___________________________         By: ______________________________
Name: _________________________         Name: ____________________________
Title: ________________________         Title: ___________________________

Acknowledged and Accepted by
Tamarack Funds Trust

By: ___________________________
Name: _________________________
Title: ________________________